Exhibit 16

Freed Maxick & Battaglia, PC

Certified Public Accountants

February 8, 2007

Via fax 202-772-9252 & Fedex

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549-7561

Commissioners:

We have read National Fuel Gas Company’s statements included under Item 4.01 of its Form 8-K on February 7, 2007 and we agree with such statements concerning our firm.

Sincerely,

FREED MAXICK & BATTAGLIA CPA’s, PC

/s/ Robert M. Glaser
Robert M. Glaser, CPA
Managing Director

RMG/bc

BUFFALO	BATAVIA	ROCHESTER

800 Liberty Building	One Evans Street	6780 Pittsford-Palmyra Road, Suite 3A

Buffalo, NY 14202	Batavia, NY 14020	Fairport, NY 14450

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